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                           HALLMARK CAPITAL CORP.
                1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                      [AS AMENDED ON OCTOBER 22, 1996,
                   (TO BE EFFECTIVE ON NOVEMBER 1, 1996);
                        AS AMENDED ON AUGUST 26, 1997
                   (TO BE EFFECTIVE ON OCTOBER 30, 1997)]

I.       PURPOSE.

         The purpose of the Hallmark Capital Corp. (the "Holding Company") 1993 Stock Option Plan for Outside Directors (the "Directors' Option Plan") is to promote the growth and profitability of the Holding Company and West Allis Savings Bank (the "Bank") by providing Outside Directors of the Holding Company and its affiliates (including the Bank) with an incentive to achieve long-term objectives of the Holding Company and to attract and retain non-employee directors of outstanding competence by providing such Outside Directors with an opportunity to acquire an equity interest in the Holding Company.


II.      GRANT OF OPTIONS.

         (a) Initial Grant. Each Outside Director (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Holding Company or any of its affiliates not also serving as an employee of the Holding Company or any of its affiliates), serving in such capacity on the date of the Holding Company's initial public offering and at the effective date of this Directors' Option Plan, shall be granted non-statutory stock options to purchase shares of the common stock of the Holding Company ("Common Stock") subject to adjustment as provided in
Section V hereof. All Outside Directors shall be granted options for 12,031 shares of Common Stock issued in connection with the conversion of the Bank to stock form ("Conversion"). The purchase price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option shall be the initial public offering price of the Common Stock sold in connection with the Conversion. The effective date of these initial grants shall be the effective date of the Directors' Option Plan as defined in Section VI hereof ("Effective Date").

         All specific references provided in this Section II(a) with respect to grants or total options available are based on the assumption that 1,375,000 shares of Common Stock of the Company will be issued in the Conversion. In the event of issuance of a greater or lesser number of Common Shares, all specific references to numbers of option grants or total options shall be increased or decreased proportionately.

         (b) Subsequent Grants to Outside Directors. To the extent options are available for grant under the Directors' Option Plan, the Board of Directors shall have the authority to grant options to one or more Outside Directors in its discretion. The purchase price per share shall equal the Fair Market Value of the Common Stock on the date the option is granted as determined under paragraph (d) of this Section II.

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         (c)     Ineligibility.  An option under the Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Holding Company or the Bank and in such capacity was eligible to receive any options to purchase Common Stock.

         (d) Fair Market Value. For purposes of the Directors' option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the average of the bid and ask prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal "NASDAQ", if published) on the effective date of the grant, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. For purposes of the grant of options in the Conversion as defined in Section VI hereof, of the Bank, Fair Market Value shall mean the initial public offering price of the Common Stock.

         (e) Disability. The permanent and total inability by reason of mental or physical infirmity, or both, of an Outside Director to perform the work customarily assigned to him.


III.     EARNING OF OPTIONS.

         (a)     General Rules.

                          (i) Initial Grants. Options shall be earned by an Outside Director at the rate of thirty-three and one third percent (33 1/3%) of the aggregate number of Options granted at the end of each full twelve months of consecutive service with the Bank or the Holding Company after the date of the grant. If the service of a Director is terminated prior to the third anniversary of the date of grant of the Option for any reason (except as specifically provided in Subsections (b) and (c) below), the Outside Director shall forfeit the right to earn any options which have not theretofore been earned.

                          (ii) Subsequent Grants. To the extent options are available for subsequent grants under the Directors' Option Plan, and the Board of Directors authorizes grants to Outside Directors under paragraph (b) of Section II, the Board of Directors shall have the authority to determine the vesting schedule applicable to such grants in its sole discretion.

                          (iii) Rounding. In determining the number of Options which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned, on the last anniversary in which the Option vests.





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         (b)     Exception for Terminations Due to Death or Disability.
Notwithstanding the general rule contained in Section (a) above, all Options held by an Outside Director whose service as a Director with the Bank or Holding Company terminates due to death or Disability, shall be deemed earned as of the Outside Director's last day of service as a Director with the Bank or the Holding Company.

         (c) Exception for Terminations After a Change in Control. Notwithstanding the general rule contained in Section (a) above, all Options held by a Director whose service on the Board of Directors of the Bank or Holding Company terminates following a change in control of the Bank or Holding Company, shall be deemed earned as of the Outside Director's last day of service as an Outside Director with the Bank or the Holding Company. For purposes of determining under the Plan whether there has been a change in control of the Bank or the Holding Company, a "Change in Control" of the Bank or the Holding Company means a "Change in Control" of a nature that (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the effective date of this Plan; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock benefit plans; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or
(c) a Plan of reorganization, a merger, consolidation, sale or substantially all the assets of the Bank or the Holding Company or similar transaction in which the Bank or Holding Company is not the surviving institution occurs; or
(d) a proxy statement soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.





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IV.      TERMS AND CONDITIONS.

         (a) Option Agreement. Each option shall be evidenced by a written option agreement between the Holding Company and the Outside Director specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this plan.

         (b) Termination of Options. Each option shall expire upon the earlier of (i) one hundred and twenty (120) months following the date of grant, or (ii) one (1) year following the date on which the Outside Director ceases to serve in such capacity for any reason other than removal for cause; provided, however, that if the Participant's service on the Board of Directors is terminated prior to the date the Plan initially is presented to the shareholders of the Company for ratification, the option may not be exercised prior to the date of the shareholders meeting regarding such ratification but shall remain exercisable for a period of one year from the date of such meeting. If the Outside Director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such Outside Director's personal representative(s), heir(s) or devisee(s) at any time within the one (1) year period following his or her death; provided, however, that in no event shall the option be exercisable: (i) more than one hundred and twenty
(120) months after the date of its grant; or (ii) more than one year following the date on which the outside director ceases to serve in that capacity other than removal for cause. If the Outside Director is removed for cause all options awarded to him shall expire immediately upon such removal.

         (c) Manner of Exercise. The option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Chief Executive Officer of the Holding Company. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined in Section II(d) hereof) in cash or shares of previously acquired Common Stock of the Holding Company at the Fair Market Value of such shares determined on the exercise date by the manner described in Section II(d) above or by such other means as determined by the Board of Directors. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

         (d) Transferability. Options granted hereunder may be exercised only during an Outside Director's lifetime by the Outside Director, the Outside Director's guardian or legal representative or by a permissible transferee. Options shall be transferable by Outside Directors pursuant to the laws of descent and distribution upon an Outside Director's death, and during an Outside Director's lifetime, options shall be transferable by Outside Directors to members of their immediate family, trusts for the benefit of members of their immediate family and charitable institutions ("permissible transferees") to the extent permitted under Section 16 of the Exchange Act, and subject to federal and state securities laws. The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling,





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mother-in-law, father-in-law, son-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

         Options also shall be transferable by Outside Directors other than to permissible transferees with the prior approval of the Board of Directors which shall have the authority to approve such transfers of options on a case-by-case basis in its sole discretion.

         The Board of Directors shall have the authority to establish rules and regulations specifically governing the transfer of options granted hereunder as it deems necessary and advisable.


V.       COMMON STOCK SUBJECT TO THE DIRECTORS' OPTION PLAN.

         The shares which shall be issued and delivered upon exercise of options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Holding Company as Treasury stock. The number of shares of Common Stock reserved for issuance under the Directors' Option Plan shall not exceed 76,990 shares of the Common Stock of the Holding Company, par value $l.00 per share, issued in connection with the Conversion of the Bank from the mutual to the stock form of ownership, subject to adjustments pursuant to this Section V. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Directors' Option Plan.



         In the event of any change or changes in the outstanding Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted under this Directors' Option Plan and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to an Outside Director under the Directors' Option Plan.





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VI.      EFFECTIVE DATE OF THE PLAN; SHAREHOLDER RATIFICATION.

         The Directors' Option Plan after adoption by the Board of Directors shall become effective upon the conversion of the Bank from the mutual to capital stock form of ownership and the acquisition of the Bank by the Holding Company (the "Conversion"). Following Conversion, the Directors' Option Plan shall be presented to shareholders of the Company for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Exchange Act; and (ii) maintaining listing on the NASDAQ National Market System; provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan and the options granted hereunder.


VII.     TERMINATION OF THE PLAN.

         The right to grant options under the Directors' Option Plan will terminate ten years after the Effective Date of the Plan. A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate the Directors' Option Plan. No termination pursuant to Article VII shall, without the consent of the affected individual, affect such individual's rights under a previously granted option.


VIII.    AMENDMENT OF THE PLAN.

         The Directors' Option Plan may be amended from time to time by the Board of Directors of the Company provided that Section II hereof, "Grant of Options" shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in Section V hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. The Board of Directors may determine that shareholder approval of an amendment to the Directors' Option Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.


IX.      APPLICABLE LAW.

         The Plan will be administered in accordance with the laws of the State of Wisconsin.





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X.       COMPLIANCE WITH SECTION 16.

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors of the Holding Company.




----------------------                   ------------------------
Date Adopted By Board                    Signature
                                         [Title]

                                         ------------------------



-----------------------------            ------------------------
Date Ratified By Shareholders            Signature
                                         [Title]

                                         ------------------------


October 22, 1996 (to be                  ------------------------
effective November 1, 1996)              Signature
---------------------------              [Title]
Date Amended
                                         ------------------------




August 26, 1997 (to be                   ------------------------
effective October 30, 1997)              Signature
---------------------------              [Title]
Date Amended                                    -----------------






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